EXHIBIT 10.52

SECOND AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the “Amendment”), dated as of July 30, 2003, by and among SUNLINK HEALTH SYSTEMS, INC., a company organized under the laws of the State of Ohio (“Parent”), HM ACQUISITION CORP., a Delaware corporation and a wholly-owned direct subsidiary of Parent (“Merger Sub”), and HEALTHMONT, INC., a Tennessee corporation (the “Company”). As used in this Agreement, and except as otherwise provided herein, capitalized terms shall the same meanings as in the Merger Agreement.

PREAMBLE

WHEREAS, Parent, Merger Sub and the Company are parties to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 15, 2002, as amended March 24, 2003, pursuant to which Parent is to acquire the Company through the merger of the Company with and into Merger Sub (the “Merger”); and

WHEREAS, the parties desire to amend the Merger Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged and agreed, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Extension of Termination Date. Section 7.1(d)(i) of the Merger Agreement is hereby amended to read in its entirety as follows:

(i) if the Effective Time of the Merger has not occurred on or prior to September 30, 2003 (the “Termination Date”); provided, that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any material obligation of this Agreement or other material breach of this Agreement has been the cause of, or resulted in, the failure of the Effective Time of the Merger to have occurred on or prior to the aforesaid date; or

2. Effect of Amendment. The Merger Agreement is hereby, and shall henceforth be deemed to be, amended, modified, and supplemented in accordance with the provisions hereof, and the respective rights, duties, and obligations of the parties under the Merger Agreement shall hereafter be determined, exercised, and enforced under the Merger Agreement as amended hereby. Except as specifically amended above, the Merger Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

3. Representations and Warranties. Each party hereto represents and warrants that this Amendment has been duly authorized, executed and delivered and represents the legal, valid and binding agreement of such party and is enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time affecting the enforcement of creditors’ rights generally.

4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

5. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature Page to Follow]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ ROBERT M. THORNTON, JR.
Name:	Robert M. Thornton, Jr.
Title:	President and Chief Executive Officer

HM ACQUISITION CORP.

By:	/s/ ROBERT M. THORNTON, JR.
Name:	Robert M. Thornton, Jr.
Title:	Vice President

HEALTHMONT, INC.

By:	/s/ TIMOTHY S. HILL
Name:	Timothy S. Hill
Title:	Chief Executive Officer and President